UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 26, 2022

PROPANC BIOPHARMA, INC.

(Exact name of registrant as specified in its charter)

Delaware	000-54878	33-0662986
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

302, 6 Butler Street

Camberwell, VIC, 3124 Australia

(Address of principal executive offices) (Zip Code)

61 03 9882 0780

(Registrant’s telephone number, including area code)

n/a

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Securities Exchange Act of 1934:

Title of each class	Trading Symbol(s)	Name of principal U.S. market on which traded
N/A	N/A	N/A

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On October 26, 2022, Propanc Biopharma, Inc. (the “Company”) entered into an Amended and Restated Employment Agreement (the “Amended Agreement”) with James Nathanielsz, the Company’s Chief Executive Officer and Chief Financial Officer (the “Executive”), effective as of July 1, 2022, (the “Effective Date”).

The Nathanielsz Employment Agreement provides Executive with a base salary of $600,000 AUD per annum. The Company has also agreed to pay Executive an annual discretionary bonus in an amount up to 100% of his annual base salary, reduced from 200%, which bonus shall be determined by the Board and based upon the performance of the Company.

The Amended Agreement has a term of three (3) years from the Effective Date, with automatic one-year renewal periods unless either party elects not to renew.

Mr. Nathanielsz is entitled to 20 days of annual leave and 10 days of paid sick leave. Mr. Nathanielsz is also entitled to participate in employee benefits plans, fringe benefits and perquisites maintained by the Company to the extent the Company provides similar benefits or perquisites (or both) to similarly situated executives of the Company.

In the event that the Company provides notice of non-renewal of Executive’s Amended Agreement, the Company terminates Executive without cause (as defined in the Amended Agreement) or Mr. Nathanielsz terminates his employment for good reason (as defined in the Amended Agreement), the Company has agreed to pay Executive a severance payment in an amount equal to Executive’s base salary for the year of termination in addition to accrued but unpaid salary, reimbursement of expenses, and certain other employee benefits as determined under the terms of the applicable plans (“Accrued Amounts”). In the event that Executive provides notice of non-renewal of the Amended Agreement, the Company terminates Mr. Nathanielsz for cause (as defined in the Amended Agreement) or Executive terminates his employment without good reason, Executive is only entitled to the Accrued Amounts.

The Company has agreed to indemnify Executive for any liabilities, costs and expenses incurred in the event that Executive is made a party to a proceeding due to his roles with the Company, other than any proceeding initiated by Executive or the Company relating to any dispute with respect to the Amended Agreement or Executive’s employment.

Under the terms of the Amended Agreement, the Executive is also subject to certain restrictive covenants, including a one-year non-compete.

The foregoing description does not purport to be a complete statement of the parties’ rights and obligations under the Amended Agreement and the above description is qualified in its entirety by reference to the full text of the Amended Agreement, which is filed as Exhibit 10-1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits:

Exhibit No.	Description
10.1*	Amended and Restated Employment Agreement, by and between the Company and James Nathanielsz, dated October 26, 2022
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

* Filed herewith

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PROPANC BIOPHARMA, INC.

	By:	/s/ James Nathanielsz
	Name:	James Nathanielsz
Dated: November 1, 2022	Title:	Chief Executive Officer